UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2021

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51486	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices, including zip code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ROLL	Nasdaq Global Select Market
5.00% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share	ROLLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2021, Roller Bearing Company of America, Inc. (the “Issuer”), a wholly-owned subsidiary of RBC Bearings Incorporated (the “Company”), issued $500 million aggregate principal amount of 4.375% Senior Notes due 2029 (the “Notes”). The Notes were offered and sold only to “qualified institutional buyers” in the United States pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act or the securities laws of any state, and may not be offered or sold in the United States or to any U.S. person absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The offering was completed as part of a series of financing transactions being conducted by the Company to finance its previously announced pending acquisition of the Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd (the “Pending Acquisition”). On September 24, 2021, the Company issued 3,450,000 shares of common stock (including 450,000 shares sold pursuant to the exercise in full of the option granted to the underwriters of the common stock offering to purchase additional shares) and 4,600,000 shares of 5.00% Series A Mandatory Convertible Preferred Stock (including 600,000 shares sold pursuant to the exercise in full of the option granted to the underwriters of the mandatory convertible preferred stock offering to purchase additional shares solely to cover over-allotments). The Company is also currently in active negotiations with certain lenders to enter into a new credit agreement, which is expected to provide a term loan facility in an aggregate amount not to exceed $1.3 billion and a revolving facility in an aggregate amount not to exceed $500 million (the “New Credit Facilities”). The Company intends to use the net proceeds of these financings to fund a portion of the cash purchase price for the Pending Acquisition, to pay acquisition-related fees and expenses, and for other general corporate purposes.

The gross proceeds from the offering of the Notes were deposited into a segregated escrow account (the “Escrow Account”) and will be released upon satisfaction of certain escrow release conditions (the date of such release, the “Completion Date”), including the consummation of the Pending Acquisition.

The Notes were issued pursuant to an indenture, dated as of October 7, 2021 (the “Indenture”), among the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”). Prior to the Completion Date, the Notes will be obligations of the Issuer and will be secured by a first-priority security interest in the funds held in the Escrow Account. From and after the Completion Date, the Notes will be guaranteed jointly and severally on a senior unsecured basis by the Company and certain of the Issuer’s existing and future wholly-owned domestic subsidiaries that guarantee the New Credit Facilities.

Maturity and Interest Rate Payments

The Notes will mature on October 15, 2029. Interest on the Notes will accrue from October 7, 2021 and will be payable semi–annually in cash in arrears on October 15 and April 15 of each year, commencing April 15, 2022, to holders of record on the preceding October 1 and April 1, as the case may be.

Optional Redemption

The Issuer may redeem some or all of the Notes at any time on or after October 15, 2024 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuer may also redeem up to 40% of the Notes using the proceeds of certain equity offerings completed before October 15, 2024, at a redemption price equal to 104.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to October 15, 2024, the Issuer may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus a “make–whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Issuer sells certain of its assets or experiences specific kinds of changes in control, the Issuer must offer to purchase the Notes.

Special Mandatory Redemption

In the event that the Pending Acquisition is not consummated on or prior to February 23, 2022, or upon the occurrence of certain other events, the funds in the Escrow Account will not be released to the Issuer but instead will be released to the Trustee in order to redeem the Notes (the “Special Mandatory Redemption”) at a price equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest thereon, if any, from the issue date of the Notes to, but excluding, the date of the Special Mandatory Redemption.

Change of Control

If the Issuer experiences certain kinds of changes of control, it must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date.

Covenants

The Indenture contains covenants limiting the ability of the Company and certain restricted subsidiaries to: (i) incur additional indebtedness or guarantee indebtedness; (ii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iii) make investments; (iv) create liens or use assets as security in other transactions; (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of their assets; (vi) enter into transactions with affiliates; and (vii) sell or transfer certain assets. These covenants contain important exceptions, limitations and qualifications. At any time that the Notes are rated investment grade, certain covenants will be suspended.

Events of Default

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest; breach of other covenants or agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy thereof that is filed as Exhibit 4.1 to this Current Report and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in this Current Report under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of October 7, 2021, by and among Roller Bearing Company of America, Inc. and Wilmington Trust, National Association.
4.2	Form of 4.375% Senior Notes due 2029 (included in Exhibit 4.1 hereto).
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2021

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
	Name:	John J. Feeney
	Title:	Vice President, General Counsel & Secretary